Exhibit 10.12

ADDENDUM #4 - PROFESSIONAL SERVICES AGREEMENT

Between

POLOMAR HEALTH SERVICES, INC. (f/k/a TRUSTFEED CORP.), PROFESCO, INC. and TERRENCE M. TIERNEY

Dated: October 31, 2025

WHEREAS, Trustfeed Corp. (“Trustfeed” or “Company”), Profesco, Inc. (“Profesco”) and Terrence M. Tierney (“Tierney”) entered into a certain Professional Services Agreement (the “Agreement”) with an effective date of March 21, 2024; and

WHEREAS, Tierney was to provide interim corporate executive services as President, Chief Financial Officer, Secretary and Treasurer; and

WHEREAS, the initial term of the Agreement was for a period of five (5) months from the effective date or until completion and filing of Trustfeed’s quarterly financial statement on Form 10-Q for the quarter ending June 30, 2024, whichever occurred first (the “Termination Date”); and

WHEREAS, Profesco and Tierney caused the Form 10-Q to be filed with the SEC on August 14, 2024; and

WHEREAS, Profesco and Tierney continued to provide services pursuant to the terms of the Agreement beyond the Termination Date; and

WHEREAS, on October 9, 2024, Trustfeed filed with the Nevada Secretary of State an amendment to the Company’s Articles of Incorporation changing its name to Polomar Health Services, Inc. (“Polomar”); and

WHEREAS, Polomar continued to make payments to Profesco per the terms of the Agreement; and

WHEREAS, on October 24, 2024, the parties to the Agreement executed Addendum # 1 to the Agreement, extending the Agreement through December 31, 2024; and

WHEREAS, on January 24, 2025, the parties to the Agreement executed Addendum # 2 to the Agreement, extending the Agreement through March 31, 2025; and

WHEREAS, on July 28, 2025, the parties to the Agreement executed Addendum # 3 to the Agreement, extending the Agreement through August 31, 2025; and

WHEREAS, Tierney has continued to provide services to Polomar pursuant to the terms of the Agreement; and

WHEREAS, the parties to the Agreement wish to extend the term of the Agreement.

NOW THEREFORE, Polomar, Profesco and Tierney agree as follows:

1.	The Agreement shall be extended through October 1, 2025.
2.	Total compensation for the period commencing on September 1, 2025, through October 31, 2025, shall be at a flat rate of thirty-two thousand and 00/100 dollars ($32,000.00) plus reasonable approved expenses.
3.	Profesco shall issue to Polomar semi-monthly invoices for services rendered pursuant to the Agreement.
4.	Tierney shall continue to serve as the President, CEO and Secretary of Polomar.
5.	The remaining terms of the Agreement shall remain unchanged and in full effect.

WHEREFORE, the Parties hereto have executed this Agreement intending to be legally bound as of the date first stated hereinabove.

THE COMPANY:

POLOMAR HEALTH SERVICES, INC.

By:	/s Gabriel Del Virginia
Name:	Gabriel Del Virginia
Its:	Director

By:	/s/ David Spiegel
Name:	David Spiegel
Its:	Director

PROFESCO, INC.

TERRENCE M. TIERNEY

By:	/s/ Terrence M. Tierney
Name:	Terrence M. Tierney
ITS:	Individually and as
President of Profesco, Inc.